UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 11, 2005

First Potomac Realty Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-31824	37-1470730
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7200 Wisconsin Avenue, Suite 310, Bethesda, Maryland		20814
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	301-986-9200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On February 11, 2005, the Board of Trustees (the "Board") of First Potomac Realty Trust (the "Company ") unanimously approved changes to the compensation paid to non-employee members of the Board of Trustees for 2005 based upon the recommendation of the Compensation Committee of the Board.

Each non-employee trustee will receive an annual fee of $16,000, 1,000 common shares of beneficial interest of the Company ("Common Shares") and a fee of $750 for participation in each meeting of the Board, other than the Board’s regularly scheduled quarterly meetings. Each trustee also will be paid a fee of $750 for participation in each meeting of a committee of the Board.

The chairman of the Audit Committee, Mr. Stevens, will receive an additional annual fee of $17,500, and the chairmen of the Compensation, Nominating & Governance and Investment Committees, Messrs. McCullough, Heller and Chess, respectively, will each receive an additional annual fee of $2,500. Mr. Heller also will receive an annual fee of $5,000 for his service as lead independent trustee.

On February 14, 2005, the Company entered into an Employment Agreement with Joel F. Bonder, Executive Vice President, General Counsel and Secretary of the Company, effective January 4, 2005. The agreement is for an initial term ending October 8, 2005, and provides for automatic renewal of one-year terms if not terminated by either party at least 90 days prior to the end of the applicable term. The Employment Agreement provides for an annual base salary of $200,000, the grant of options to purchase 50,000 Common Shares at an exercise price of $22.42 per share, the closing price of the Company’s Common Shares on January 4, 2005. The options vest according to the following schedule assuming continued employment by the executive: 25% on January 4, 2006 and 6.25% at the end of each quarter of his employment thereafter. When the executive’s employment ends for any reason, the Company will pay accrued and unpaid salary, bonuses and benefits already determined, and other existing obligations. In addition the executive is entitled to receive certain severance payments in the event of his termination or a change of control of the Company in accordance with the terms of his employment agreement. The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated into this report by reference.

On January 7, 2005, the Compensation Committee of the Board approved annual cash incentive bonuses for 2004, new annual salaries for 2005 and awards of restricted Common Shares to each of the Company’s executive officers pursuant to the Company’s compensation plan. These grants and awards are summarized in the exhibit attached hereto.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

10.1 Employment Agreement, dated February 14, 2005, by and between Joel F. Bonder and the Registrant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Potomac Realty Trust

February 17, 2005	By:	Barry H. Bass

Name: Barry H. Bass
Title: Executive Vice President

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement
10.2	Compensation Table